EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Marilynn Meek
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3773

ASHFORD REPORTS SECOND QUARTER 2016 RESULTS
Proposed Combination with Remington Remains on Track
Assets Under Management Over $6 Billion at Quarter End

DALLAS, August 4, 2016 -- Ashford (NYSE MKT: AINC) (the “Company”) today reported the following results and performance measures for the second quarter ended June 30, 2016. For the second quarter, the Company has consolidated the financial position and operating results of the private investment funds managed by Ashford Investment Management. The financial impact from this consolidation is adjusted out of the Company’s financials through the noncontrolling interests in consolidated entities line items on the Company’s income statement and balance sheet. Unless otherwise stated, all reported results compare the second quarter ended June 30, 2016, with the second quarter ended June 30, 2015 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

STRATEGIC OVERVIEW

•	High-growth, fee-based, low-capex business model

•	Diversified platform of multiple fee generators

•	Highly-aligned management team with superior long-term track record

•	Leader in asset and investment management for the real estate & hospitality sectors

•	Proposed business combination with Remington Holdings, LP (“Remington”) will create the only public, pure-play provider of asset and property management services to the lodging industry

FINANCIAL AND OPERATING HIGHLIGHTS

•	Total revenue for the second quarter of 2016 was $18.2 million

•	Adjusted EBITDA for the second quarter was $3.2 million

•	Adjusted net income for the second quarter was $3.9 million, or $1.69 per diluted share

•	At the end of the second quarter 2016, the Company had approximately $6.1 billion of assets under management

•	As of June 30, 2016, the Company had corporate cash of $25.0 million

UPDATE ON PROPOSED COMBINATION WITH REMINGTON
As announced previously, the Company’s stockholders approved Ashford Inc.’s combination with Remington Holdings LLP at a special meeting held on April 12, 2016. Currently, the proposed transaction is expected to be completed in the fourth quarter of 2016, subject to receiving an acceptable private letter ruling from the U.S. Internal Revenue Service, receipt of certain tax opinions, satisfaction of other tax related conditions and other customary closing conditions.

Remington is a premier hotel property and project management company with over 40 years of experience in the lodging industry and a proven track record of outperforming other hotel property managers. It currently operates 92 hotels in 28 states with almost 18,000 hotel rooms and employs approximately 8,000 associates. Current brand operations include: Marriott, Renaissance, Residence Inn, Courtyard, Fairfield Inn, SpringHill Suites, Sheraton, Westin, Crowne Plaza, Hilton, Embassy Suites, Hyatt, Hampton Inn, Hilton Garden Inn, and Homewood Suites. In addition to branded hotels, Remington also operates several independent hotels and The Gallery™, Remington's collection of independent luxury resort hotels.

INVESTMENT IN OPENKEY
The Company has made an investment in OpenKey. OpenKey is the universal, industry-standard smartphone App for keyless entry in hotel guestrooms. By creating an open platform solution, OpenKey seeks to make mobile key technology more accessible and convenient, streamlining the process for hotel owners and guests. OpenKey’s powerful software has a secure interface with lock companies that represent a majority of the installed guestroom locks globally. The Company has already installed OpenKey at some of the hotels owned by its managed REITs and anticipates additional hotels coming online soon. OpenKey has made significant traction in non-Ashford hotels as well and is growing its hotel subscriber base.

FINANCIAL RESULTS
For the second quarter ended June 30, 2016, advisory services revenue totaled $18.1 million, including $12.1 million from Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Trust”) and $6.0 million from Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Prime”).

Net loss attributable to the Company for the second quarter of 2016 totaled $1.1 million, or $0.71 per diluted share, compared with net income of $3.9 million, or $1.97 per share, for the second quarter of 2015.

Adjusted EBITDA for the second quarter of 2016 was $3.2 million, compared with $3.0 million for the second quarter of 2015.

Adjusted net income for the second quarter of 2016 was $3.9 million, or $1.69 per diluted share, compared with $2.7 million, or $1.22 per diluted share, for the second quarter of 2015.

CAPITAL STRUCTURE
At the end of the second quarter 2016, the Company had approximately $6.1 billion of assets under management from its managed companies and corporate cash of $25.0 million.

QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS

ASHFORD TRUST HIGHLIGHTS

•	In the second quarter, Trust completed the sale of a 5-hotel, 1,396-room portfolio of select-service hotels for $142 million in cash ($102,000 per key).

•
During the quarter, Trust also announced that it had entered into a definitive agreement to sell the 151-room Courtyard Palm Desert and the 130-room Residence Inn Palm Desert for $36 million (128,000 per key).

•
Subsequent to quarter end, on July 6, 2016, Trust announced it had priced its underwritten public offering of 4,800,000 shares of 7.375% Series F Cumulative Preferred Stock at $25.00 per share. The closing of the offering occurred in July.

•
Subsequent to quarter end, on July 8, 2016, the Company announced that it intends to redeem all of its issued and outstanding shares of 9.00% Series E Cumulative Preferred Stock. The redemption date is August 8, 2016.

ASHFORD PRIME HIGHLIGHTS

•	Subsequent to quarter end, on July 5, 2016, Prime announced that it completed the sale of the 250-room Courtyard Seattle Downtown/Lake Union for $84.5 million in cash ($338,000 per key).

•
Since its announcement of a $50 million stock repurchase program on April 8, 2016, Prime has repurchased approximately 2.9 million shares for an aggregate value of $39 million.  This repurchase activity represents

10.1% of Prime’s outstanding common stock prior to the initiation of the share repurchase program.

“We continue to be very excited about the combination of Ashford and Remington as it will rapidly build operating scale and earnings power for the Ashford platform,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “We expect this to significantly accelerate Ashford's growth and drive meaningful value creation for our shareholders. The transaction continues to progress and we currently believe it will be completed during the fourth quarter.”

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Friday, August 5, 2016, at 12:00 p.m. ET. The number to call for this interactive teleconference is (719) 457-2648. A replay of the conference call will be available through Friday, August 12, 2016, by dialing (719) 457-0820 and entering the confirmation number, 5248957.

The Company will also provide an online simulcast and rebroadcast of its second quarter 2016 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company's web site, www.ashfordinc.com on Friday, August 5, 2016, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended.

* * * * *
Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy conditions to completion of the transaction, including receipt of regulatory approvals, stockholder approval and a private letter ruling from the IRS; changes in the business or operating prospects of Remington; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating Ashford’s and Remington’s business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share amounts)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$86,432	$50,272
Restricted cash	11,348	5,684
Investments in securities	3,147	81,072
Prepaid expenses and other	1,377	1,909
Receivables	168	250
Due from Ashford Trust OP, net	3,336	5,856
Due from Ashford Prime OP, net	3,805	3,821
Total current assets	109,613	148,864
Investments in unconsolidated entities	500	3,335
Furniture, fixtures and equipment, net	8,756	6,550
Deferred tax assets	3,443	4,242
Other assets	4,000	4,000
Total assets	$126,312	$166,991
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,442	$10,447
Due to affiliates	3,709	782
Liabilities associated with investments in securities	3,019	983
Other liabilities	11,348	5,684
Total current liabilities	24,518	17,896
Accrued expenses	188	385
Deferred income	2,381	629
Deferred compensation plan	10,521	11,205
Total liabilities	37,608	30,115

Redeemable noncontrolling interests in Ashford LLC	225	240
Redeemable noncontrolling interests in subsidiary common stock	1,042	—

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,016,353 and 2,010,808 shares issued and 2,015,599 and 2,010,569 shares outstanding at June 30, 2016 and December 31, 2015, respectively	20	20
Additional paid-in capital	235,067	234,716
Accumulated deficit	(202,668)	(202,546)
Treasury stock, at cost, 754 shares and 239 shares at June 30, 2016 and December 31, 2015, respectively	(45)	(25)
Total stockholders’ equity of the Company	32,374	32,165
Noncontrolling interests in consolidated entities	55,063	104,471
Total equity	87,437	136,636
Total liabilities and equity	$126,312	$166,991

ASHFORD INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
REVENUE
Advisory services:
Base advisory fee	$10,932	$10,668	$21,497	$20,884
Incentive advisory fee	413	—	732	—
Reimbursable expenses	2,276	2,227	4,430	4,294
Non-cash stock/unit-based compensation	4,447	1,594	4,734	2,234
Other	84	—	168	195
Total revenue	18,152	14,489	31,561	27,607
EXPENSES
Salaries and benefits	8,717	721	14,691	12,326
Non-cash stock/unit-based compensation	7,517	5,217	10,751	11,105
Depreciation	272	399	544	528
General and administrative	3,838	4,292	8,279	8,422
Total operating expenses	20,344	10,629	34,265	32,381
OPERATING INCOME (LOSS)	(2,192)	3,860	(2,704)	(4,774)
Realized gain (loss) on investment in unconsolidated entity	—	—	(3,601)	—
Unrealized gain (loss) on investment in unconsolidated entity	—	(1,066)	2,141	(1,066)
Interest income	10	51	23	52
Dividend income	33	166	46	172
Unrealized gain (loss) on investments	(234)	(3,037)	895	(2,990)
Realized gain (loss) on investments	470	1,037	(6,343)	1,035
Other expense	(21)	(10)	(149)	(10)
INCOME (LOSS) BEFORE INCOME TAXES	(1,934)	1,001	(9,692)	(7,581)
Income tax benefit (expense)	655	(233)	15	(464)
NET INCOME (LOSS)	(1,279)	768	(9,677)	(8,045)
(Income) loss from consolidated entities attributable to noncontrolling interests	(182)	3,154	6,366	4,115
Net (income) loss attributable to redeemable noncontrolling interests in Ashford LLC	4	(8)	7	10
Net (income) loss attributable to redeemable noncontrolling interests in subsidiary common stock	351	—	466	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(1,106)	$3,914	$(2,838)	$(3,920)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(0.55)	$1.97	$(1.41)	$(1.97)
Weighted average common shares outstanding - basic	2,011	1,985	2,010	1,989
Diluted:
Net loss attributable to common stockholders	$(0.71)	$(1.26)	$(1.85)	$(2.43)
Weighted average common shares outstanding - diluted	2,048	2,197	2,152	2,201

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income (loss)	$(1,279)	$768	$(9,677)	$(8,045)
(Income) loss from consolidated entities attributable to noncontrolling interests	(182)	3,154	6,366	4,115
Net (income) loss attributable to redeemable noncontrolling interests in Ashford LLC	4	(8)	7	10
Net (income) loss attributable to redeemable noncontrolling interests in subsidiary common stock	351	—	466	—
Net income (loss) attributable to the Company	(1,106)	3,914	(2,838)	(3,920)
Depreciation	269	399	536	528
Income tax expense (benefit)	(655)	233	(15)	464
Realized and unrealized loss on unconsolidated entity (net of noncontrolling interest)	—	640	1,328	640
Net income (loss) attributable to redeemable noncontrolling interests in Ashford LLC	(4)	8	(7)	(10)
EBITDA	(1,496)	5,194	(996)	(2,298)
Equity-based compensation	3,070	3,623	6,017	8,871
Market change in deferred compensation plan	928	(6,679)	(684)	(1,423)
Transaction costs	487	835	870	1,370
Software implementation costs	110	—	904	—
Dead deal costs	52	—	63	—
Unrealized gain on derivatives	56	—	47	—
Adjusted EBITDA	$3,207	$2,973	$6,221	$6,520
ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income (loss)	$(1,279)	$768	$(9,677)	$(8,045)
(Income) loss from consolidated entities attributable to noncontrolling interests	(182)	3,154	6,366	4,115
Net (income) loss attributable to redeemable noncontrolling interests in Ashford LLC	4	(8)	7	10
Net (income) loss attributable to redeemable noncontrolling interests in subsidiary common stock	351	—	466	—
Net income (loss) attributable to common stockholders	(1,106)	3,914	(2,838)	(3,920)
Depreciation	269	399	536	528
Net income (loss) attributable to redeemable noncontrolling interests in Ashford LLC	(4)	8	(7)	(10)
Equity-based compensation	3,070	3,623	6,017	8,871
Realized and unrealized loss on unconsolidated entity (net of noncontrolling interest)	—	640	1,328	640
Market change in deferred compensation plan	928	(6,679)	(684)	(1,423)
Transaction costs	487	835	870	1,370
Software implementation costs	110	—	904	—
Dead deal costs	52	—	63	—
Unrealized gain on derivatives	56	—	47	—
Adjusted net income	$3,862	$2,740	$6,236	$6,056
Adjusted net income per diluted share available to common stockholders	$1.69	$1.22	$2.74	$2.66
Weighted average diluted shares	2,285	2,240	2,275	2,273